Exhibit 10.1

WARRANT AGENCY AGREEMENT

WARRANT AGENCY AGREEMENT made as of January 3, 2022 (“Issuance Date”), between Digimarc Corporation, an Oregon corporation, with offices at 9405 SW Gemini Drive, Beaverton, Oregon 97008 (the “Company”), and Broadridge Corporate Issuer Solutions, Inc., with offices at 51 Mercedes Way, Edgewood, NY 11717 (“Warrant Agent”).

WHEREAS, the Company has agreed to issue and deliver up to 231,438 warrants (the “Warrants”) to the sellers party to the Share Purchase Agreement, dated November 15, 2021 (the “Purchase Agreement”), by and among the Company, EVRYTHNG Limited, the sellers party thereto, and Fortis Advisors LLC, in its capacity as representative of the sellers party thereto (the “Representative”), with each such Warrant evidencing the right of the holder thereof to purchase one share of the Company’s common stock, par value $0.001 per share (the “Common Stock” and such shares of Common Stock issuable upon exercise of the Warrants, the “Warrant Shares”), for $36.56, subject to adjustment as described herein; and

WHEREAS, the Warrants will be issued pursuant to exemptions from registration under the Securities Act of 1933, as amended (the “Act”), and the Company intends to register the Warrant Shares for resale on a registration statement on Form S-3 (the “Registration Statement”); and

WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing to so act, in connection with the issuance, registration, transfer, exchange and exercise of the Warrants; and

WHEREAS, the Company desires to provide for the form and provisions of the Warrants, the terms upon which they shall be issued and exercised, and the respective rights, limitation of rights, and immunities of the Company, the Warrant Agent, and the holders of the Warrants; and

WHEREAS, all acts and things have been done and performed which are necessary to make the Warrants, when executed on behalf of the Company and countersigned by or on behalf of the Warrant Agent, as provided herein, the valid, binding and legal obligations of the Company, and to authorize the execution and delivery of this Warrant Agency Agreement (the “Warrant Agreement”).

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

1.    Appointment of Warrant Agent. The Company hereby appoints the Warrant Agent to act as agent for the Company for the Warrants, and the Warrant Agent hereby accepts such appointment and agrees to perform the same in accordance with the terms and conditions set forth in this Warrant Agreement.

2.    Warrants.

2.1    Form of Warrant. Each Warrant shall be issued in registered form only, shall be in substantially the form of Exhibit A hereto, the provisions of which are incorporated herein, and shall be signed by, or bear the facsimile signature of, the Chief Executive Officer, President, Chief Financial Officer or Treasurer, Secretary or Assistant

Secretary of the Company. In the event the person whose facsimile signature has been placed upon any Warrant shall have ceased to serve in the capacity in which such person signed the Warrant before such Warrant is issued, it may be issued with the same effect as if he or she had not ceased to be such at the date of issuance. All of the Warrants shall initially be represented by one or more book-entry certificates (each a “Book-Entry Warrant Certificate”).

2.2    Effect of Countersignature. Unless and until countersigned by the Warrant Agent pursuant to this Warrant Agreement, a Warrant shall be invalid and of no effect and may not be exercised by the holder thereof.

2.3    Registration.

2.3.1.    Warrant Register. The Warrant Agent shall maintain books (“Warrant Register”), for the registration of original issuance and the registration of transfer of the Warrants. Upon the initial issuance of the Warrants, the Warrant Agent shall issue and register the Warrants in the names of the respective holders thereof in such denominations and otherwise in accordance with instructions delivered to the Warrant Agent by the Company.

2.3.2.    Registered Holder. Prior to due presentment for registration of transfer of any Warrant, the Company and the Warrant Agent may deem and treat the person in whose name such Warrant shall be registered upon the Warrant Register (“registered holder”), as the absolute owner of such Warrant and of each Warrant represented thereby (notwithstanding any notation of ownership or other writing on the Book-Entry Warrant Certificate made by anyone other than the Company or the Warrant Agent), for the purpose of any exercise thereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

2.4    Uncertificated Warrants. Notwithstanding the foregoing and anything else herein to the contrary, the Warrants may be issued in uncertificated form.

3.    Terms and Exercise of Warrants.

3.1    Exercise Price. Each Warrant shall, when countersigned by the Warrant Agent, entitle the registered holder thereof, subject to the provisions of such Warrant and of this Warrant Agreement, to purchase from the Company the number of shares of Common Stock stated therein, at the price of $36.56 per whole share, subject to the subsequent adjustments provided in Section 4 hereof. The term “Exercise Price” as used in this Warrant Agreement refers to the price per share at which Common Stock may be purchased at the time a Warrant is exercised.

3.2    Duration of Warrants. A Warrant may be exercised only during the period (“Exercise Period”) commencing on the date of this Warrant Agreement and terminating at 5:00 P.M., New York time on the Expiration Date (as defined below), unless such Expiration Date is extended by the Company by delivery of written notice to the Warrant Agent. The “Expiration Date” shall have the following meaning: (i) if the Registration Statement is declared effective on or prior to February 11, 2022, then the “Expiration Date” shall be March 27, 2022, or (ii) if the Registration Statement is declared effective after February 11, 2022, then the “Expiration Date” shall be the date which is 45 calendar days following the date the Registration Statement is declared effective. The Company acknowledges and agrees that under certain circumstances the Purchase Agreement may obligate the Company to extend the Expiration Date beyond its originally scheduled expiry date and that, in such circumstances, the Company will deliver prompt written notice to the Warrant Agent of the new Expiration Date. The Company will provide written notice to the Warrant Agent of the date which will constitute the Expiration Date, as finally determined, at least five Business Days prior to such finally determined Expiration Date. Each Warrant not exercised on or before the Expiration Date shall become void, and all rights thereunder and all rights in respect thereof under this Warrant Agreement shall cease at the close of business on the Expiration Date.

3.3    Exercise of Warrants.

3.3.1.    Exercise and Payment. A registered holder may exercise a Warrant by delivering, not later than 5:00 P.M., New York time, on any business day during the Exercise Period (the “Exercise Date”) to the Warrant Agent at its corporate trust department (i) an election to purchase the Warrant Shares underlying the Warrants to be exercised (“Election to Purchase”), properly completed and executed by the registered holder in accordance with the Warrant Agent’s procedures, and (ii) the Exercise Price for each Warrant to be exercised in lawful currency of the United States of America by certified or official bank check or by bank wire transfer in immediately available funds.

If any of (A) the Election to Purchase, or (B) the Exercise Price therefor, is received by the Warrant Agent after 5:00 P.M., New York time, on the specified Exercise Date, the Warrants will be deemed to be received and exercised on the business day next succeeding the Exercise Date. If the date specified as the Exercise Date is not a business day, the Warrants will be deemed to be received and exercised on the next succeeding day that is a business day. If the Warrants are received or deemed to be received after the Expiration Date, the exercise thereof will be null and void and any funds delivered to the Warrant Agent will be returned to the registered holder as soon as practicable. In no event will interest accrue on funds deposited with the Warrant Agent in respect of an exercise or attempted exercise of Warrants. The validity of any exercise of Warrants will be determined by the Company in its sole discretion and such determination will be final and binding upon the registered holder and the Warrant Agent. Neither the Company nor the Warrant Agent shall have any obligation to inform a registered holder of the invalidity of any exercise of Warrants.

The Warrant Agent shall deposit all funds received by it in payment of the Exercise Price in the account of the Company maintained with the Warrant Agent for such purpose and shall advise the Company via telephone at the end of each day on which funds for the exercise of the Warrants are received of the amount so deposited to its account. The Warrant Agent shall promptly confirm such telephonic advice to the Company in writing.

3.3.2.    Issuance of Certificates. The Warrant Agent shall, by 11:00 A.M. New York time on the business day following the Exercise Date of any Warrant, advise the Company or the transfer agent and registrar in respect of (a) the

Warrant Shares issuable upon such exercise as to the number of Warrants exercised in accordance with the terms and conditions of this Warrant Agreement, (b) the instructions of each registered holder with respect to delivery of the Warrant Shares issuable upon such exercise, and the delivery of Book-Entry Warrant Certificates, as appropriate, evidencing the balance, if any, of the Warrants remaining after such exercise, and (c) such other information as the Company or such transfer agent and registrar shall reasonably require.

The Company shall, by 5:00 P.M., New York time, on the third business day next succeeding the Exercise Date of any Warrant and the clearance of the funds in payment of the Exercise Price, provide the Warrant Agent with written instructions as to the restrictive legends, if any, that shall be imprinted or notated on the Warrant Shares.

The Company shall, by 5:00 P.M., New York time, on the fifth business day next succeeding the Exercise Date of any Warrant and the clearance of the funds in payment of the Exercise Price, execute, issue and deliver to the Warrant Agent, the Warrant Shares to which such registered holder is entitled, in fully registered form, registered in such name or names as may be directed by such registered holder. Upon receipt of such Warrant Shares, the Warrant Agent shall, by 5:00 P.M., New York time, on the seventh Business Day next succeeding such Exercise Date, transmit such Warrant Shares to or upon the order of the registered holder.

In lieu of delivering physical certificates representing the Warrant Shares issuable upon exercise, provided the Company’s transfer agent is participating in the Depository’s Fast Automated Securities Transfer program, the Company may cause its transfer agent to electronically transmit the Warrant Shares issuable upon exercise to the Depository Trust Company (the “Depository”) by crediting the account of the Depository. The time periods for delivery described in the immediately preceding paragraph shall apply to the electronic transmittals described herein.

3.3.3.    Valid Issuance. All shares of Common Stock issued upon the proper exercise of a Warrant in conformity with this Warrant Agreement shall be validly issued, fully paid and nonassessable.

3.3.4.    No Fractional Exercise. Warrants may be exercised only in whole numbers of Warrant Shares. No fractional Warrant Shares are to be issued upon the exercise of the Warrant, but rather the number of Warrant Shares to be issued shall be rounded up or down, as applicable, to the nearest whole number. If fewer than all of the Warrants evidenced by a Book-Entry Warrant Certificate are exercised, a new Book-Entry Warrant Certificate for the number of unexercised Warrants remaining shall be executed by the Company and countersigned by the Warrant Agent as provided in Section 2 of this Warrant Agreement.

3.3.5.    No Transfer Taxes. The Company shall not be required to pay any stamp or other tax or governmental charge required to be paid in connection with any transfer involved in the issue of the Warrant Shares upon the exercise of Warrants; and in the event that any such transfer is involved, the Company shall not be required to issue or deliver any Warrant Shares until such tax or other charge shall have been paid or it has been established to the Company’s satisfaction that no such tax or other charge is due.

3.3.6.    Date of Issuance. Each person in whose name any such certificate for shares of Common Stock is issued shall for all purposes be deemed to have become the holder of record of such shares on the date on which the Warrant was properly exercised in accordance with this Agreement, irrespective of the date of delivery of such certificate, except that, if the date of such proper exercise is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open.

3.3.7.    Disputes. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall promptly issue to the registered holder the number of Warrant Shares that are not disputed.

4.    Adjustments.

4.1    Adjustment upon Subdivision or Combination of Common Stock. If the Company at any time after the Issuance Date subdivides (by any stock split, stock dividend, recapitalization, or reorganization) its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced and the number of Warrant Shares will be proportionately increased. If the Company at any time after the Issuance Date combines (by any stock split, stock dividend, recapitalization, or reorganization) its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination will be proportionately increased and the number of Warrant Shares will be proportionately decreased. Any adjustment under this Section 4.1 shall become effective at the close of business on the date the subdivision or combination becomes effective. Company shall promptly notify Warrant Agent of any such adjustment and give specific instructions to Warrant Agent with respect to any adjustments to the warrant register.

4.2    Reclassification, Consolidation, Purchase, Combination, Sale or Conveyance. If, at any time while the Warrants are outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another person, (ii) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including a reorganization, recapitalization, or spin-off) with another person whereby such other person acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other person or other persons making or party to, or associated or affiliated with the other persons making or party to, such stock or share purchase agreement or other business combination) (each a “Fundamental Transaction”), then, upon any subsequent exercise of a Warrant, the registered holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, the number of shares of Common Stock, if any, of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such Fundamental Transaction. For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Company shall use its best efforts to permit the registered holder to be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. The Company shall use its best efforts to cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) and for which shareholders received any equity securities of the Successor Entity, to assume in writing all of the obligations of the Company under this Warrant Agreement in accordance with the provisions of this Section 4.2 pursuant to written agreements and shall, upon the written request of the registered holder of a Warrant, deliver to the registered holder in exchange for this Warrant created by this Warrant Agreement a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to the Warrant which is exercisable for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity), if any, plus any Alternate Consideration, receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which the Warrant is exercisable immediately prior to such Fundamental Transaction, and with an exercise price which applies the exercise price hereunder to such shares of capital stock, if any, plus any Alternate Consideration (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of such Warrant immediately prior to the consummation of such Fundamental Transaction). Upon the occurrence of any such Fundamental Transaction the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Warrant Agreement and the Warrant referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant Agreement and the Warrant with the same effect as if such Successor Entity had been named as the Company herein.

The Company shall instruct the Warrant Agent to mail by first class mail, postage prepaid, to each registered holder of a Warrant, written notice of the execution of any such amendment, supplement or agreement. Any supplemented or amended agreement entered into by the successor corporation or transferee shall provide for adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in Section 4. The Warrant Agent shall be under no responsibility to determine the correctness of any provisions contained in such agreement relating either to the kind or amount of securities or other property receivable upon exercise of warrants or with respect to the method employed and provided therein for any adjustments and shall be entitled to rely upon the provisions contained in any such agreement. The provisions of this Section 4.2 shall similarly apply to successive reclassifications, changes, consolidations, mergers, sales and conveyances of the kind described above.

4.3    Notices of Changes in Warrant. Upon every adjustment of the Exercise Price or the number of shares issuable upon exercise of a Warrant, the Company shall give written notice thereof to the Warrant Agent, which notice shall state the Exercise Price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of a Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Upon the occurrence of any event specified in Sections 4.1 or 4.2, then, in any such event, the Company shall give written notice to each registered holder, at the last address set forth for such holder in the warrant register, of the record date or the effective date of the event. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such event.

4.4    No Fractional Shares. Notwithstanding any provision contained in this Warrant Agreement to the contrary, the Company shall not issue fractional shares upon exercise of Warrants. If, by reason of any adjustment made pursuant to this Section 4, the holder of any Warrant would be entitled, upon the exercise of such Warrant, to receive a fractional interest in a share, the Company shall, upon such exercise, round up or down, as applicable, to the nearest whole number the number of the shares of Common Stock to be issued to the registered holder.

4.5    Form of Warrant. The form of Warrant need not be changed because of any adjustment pursuant to this Section 4, and Warrants issued after such adjustment may state the same Exercise Price and the same number of shares as is stated in the Warrants initially issued pursuant to this Warrant Agreement. However, the Company may at any time in its sole discretion make any change in the form of Warrant that the Company may deem appropriate and that does not affect the substance thereof, and any Warrant thereafter issued or countersigned, whether in exchange or substitution for an outstanding Warrant or otherwise, may be in the form as so changed.

5.    Transfer and Exchange of Warrants.

5.1    Registration of Transfer. The Warrant Agent shall register the transfer, from time to time, of any outstanding Warrant upon the Warrant Register, upon surrender of such Warrant for transfer in accordance with Section 5.2, properly endorsed with signatures properly guaranteed and accompanied by appropriate instructions for transfer. Upon any such transfer, a new Warrant representing an equal aggregate number of Warrants transferred shall be issued and the old Warrant shall be cancelled by the Warrant Agent. The Warrants so cancelled shall be delivered by the Warrant Agent to the Company from time to time upon receipt of a written request from the Company.

5.2    Procedure for Surrender of Warrants. Warrants may be surrendered to the Warrant Agent by the making of a written request for exchange or transfer reasonably acceptable to Warrant Agent, duly executed by the registered holder thereof, or by a duly authorized attorney, and thereupon the Warrant Agent shall issue in exchange therefor one or more new Warrants as requested by the registered holder of the Warrants so surrendered, representing an equal aggregate number of such Warrants; provided however, that in the event that a Warrant surrendered for transfer bears a restrictive legend, the Warrant Agent shall not cancel such Warrant and issue new Warrants in exchange therefor until the Warrant Agent has received an opinion of counsel for, the Company stating that such transfer may be made and indicating whether the new Warrants must also bear a restrictive legend. Upon any such registration of transfer, the Company shall execute, and the Warrant Agent shall countersign and deliver, in the name of the designated transferee a new Book-Entry Warrant Certificate or Book-Entry Warrant Certificates of any authorized denomination evidencing in the aggregate a like number of unexercised Warrants. Notwithstanding anything in this Agreement to the contrary, the Warrant Agent may waive any requirement that any signature on any document delivered pursuant to this Agreement, excluding any transfer instructions, be guaranteed by a medallion signature guarantee (or similar instrument) upon receipt of an indemnity satisfactory to the Warrant Agent.

5.3    Fractional Warrants. The Warrant Agent shall not be required to effect any registration of transfer or exchange which will result in the issuance of a Book-Entry Warrant Certificate for a fraction of a Warrant.

5.4    Service Charges. A service charge shall be made for any exchange or registration of transfer of Warrants, as negotiated between Company and Warrant Agent.

5.5    Warrant Execution and Countersignature. The Warrant Agent is hereby authorized to countersign and to deliver, in accordance with the terms of this Warrant Agreement, the Warrants required to be issued pursuant to the provisions of this Section 5, and the Company, whenever required by the Warrant Agent, will supply the Warrant Agent with Warrants duly executed on behalf of the Company for such purpose.

6.    Other Provisions Relating to Rights of Holders of Warrants.

6.1    No Rights as Stockholder. Except as otherwise specifically provided herein, a registered holder, solely in its capacity as a holder of a Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company for any purpose (except to the extent that the Holder is the registered holder of share capital of the Company), nor shall anything contained in this Warrant Agreement be construed to confer upon a registered holder, solely in its capacity as the registered holder of a Warrant, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether a reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the registered holder of the Warrant Shares which it is then entitled to receive upon the due exercise of a Warrant. A Warrant does not entitle the registered holder thereof to any of the rights of a stockholder.

6.2    Lost, Stolen, Mutilated, or Destroyed Warrants. If any Warrant is lost, stolen, mutilated, or destroyed, the Company and the Warrant Agent may on such terms as to indemnity (including obtaining an open penalty bond protecting the Warrant Agent) or otherwise as they may in their discretion impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination, tenor, and date as the Warrant so lost, stolen, mutilated, or destroyed. Any such new Warrant shall constitute a substitute contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated, or destroyed Warrant shall be at any time enforceable by anyone.

6.3    Reservation of Common Stock. The Company shall at all times reserve and keep available a number of its authorized but unissued shares of Common Stock that will be sufficient to permit the exercise in full of all outstanding Warrants issued pursuant to this Warrant Agreement.

7.    Concerning the Warrant Agent and Other Matters.

7.1    Concerning the Warrant Agent. The Warrant Agent:

7.1.1.    shall have no duties or obligations other than those set forth herein and no duties or obligations shall be inferred or implied;

7.1.2.    may rely on and shall be held harmless by the Company in acting upon any certificate, statement, instrument, opinion, notice, letter, facsimile transmission, telegram or other document, or any security delivered to it, and reasonably believed by it to be genuine and to have been made or signed by the proper party or parties;

7.1.3.    may rely on and shall be held harmless by the Company in acting upon written or oral instructions or statements from the Company with respect to any matter relating to its acting as Warrant Agent;

7.1.4.    may consult with counsel satisfactory to it (including counsel for the Company) and shall be held harmless by the Company in relying on the advice or opinion of such counsel in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with such advice or opinion of such counsel;

7.1.5.    solely shall make the final determination as to whether or not a Warrant received by Warrant Agent is duly, completely and correctly executed, and Warrant Agent shall be held harmless by the Company in respect of any action taken, suffered or omitted by Warrant Agent hereunder in good faith and in accordance with its determination;

7.1.6.    shall not be obligated to take any legal or other action hereunder which might, in its judgment subject or expose it to any expense or liability unless it shall have been furnished with an indemnity satisfactory to it; and

7.1.7.    shall not be liable or responsible for any failure of the Company to comply with any of its obligations relating to the Purchase Agreement, the Registration Statement or this Warrant Agreement, including without limitation obligations under applicable regulation or law.

7.2    Payment of Taxes. The Company will from time to time promptly pay all taxes and charges that may be imposed upon the Company or the Warrant Agent in respect of the issuance or delivery of shares of Common Stock upon the exercise of Warrants, but the Company shall not be obligated to pay any transfer taxes in respect of the Warrants or such shares. The Warrant Agent shall not register any transfer or issue or deliver any Book-Entry Warrant Certificate(s) or Warrant Shares unless or until the persons requesting the registration or issuance shall have paid to the Warrant Agent for the account of the Company the amount of such tax, if any, or shall have established to the reasonable satisfaction of the Company that such tax, if any, has been paid.

7.3    Resignation, Consolidation, or Merger of Warrant Agent.

7.3.1.    Appointment of Successor Warrant Agent. The Warrant Agent, or any successor to it hereafter appointed, may resign its duties and be discharged from all further duties and liabilities hereunder after giving sixty (60) days’ notice in writing to the Company. If the office of the Warrant Agent becomes vacant by resignation or incapacity to act or otherwise, the Company shall appoint in writing a successor Warrant Agent in place of the Warrant Agent. If the Company shall fail to make such appointment within a period of 30 days after it has been notified in writing of such resignation or incapacity by the Warrant Agent or by the holder of the Warrant (who shall, with such notice, submit his Warrant for inspection by the Company), then the holder of any Warrant may apply to the Supreme Court of the State of New York for the County of New York for the appointment of a successor Warrant Agent at the Company’s cost. Any successor Warrant Agent, whether appointed by the Company or by such court, shall be (a) a corporation organized and existing under the laws of the United States of America or any state thereof or the District of Columbia, in good standing, which is authorized under such laws to exercise corporate trust, stock transfer, or shareholder services powers and which has at the time of its appointment as Warrant Agent either (1) a combined capital and surplus or (2) total assets, in each case, of at least $50 million or (b) an affiliate of a legal business entity described in clause (a) of this sentence. After appointment, any successor Warrant Agent shall be vested with all the authority, powers, rights, immunities, duties, and obligations of its predecessor Warrant Agent with like effect as if originally named as Warrant Agent hereunder, without any further act or deed; but if for any reason it becomes necessary or appropriate, the predecessor Warrant Agent shall execute and deliver, at the expense of the Company, an instrument transferring to such successor Warrant Agent all the authority, powers, and rights of such predecessor Warrant Agent hereunder; and upon request of any successor Warrant Agent the Company shall make, execute, acknowledge, and deliver any and all instruments in writing for more fully and effectually vesting in and confirming to such successor Warrant Agent all such authority, powers, rights, immunities, duties, and obligations.

7.3.2.    Notice of Successor Warrant Agent. In the event a successor Warrant Agent shall be appointed, the Company shall give notice thereof to the predecessor Warrant Agent and the transfer agent for the Common Stock not later than the effective date of any such appointment.

7.3.3.    Merger or Consolidation of Warrant Agent. Any corporation into which the Warrant Agent may be merged or with which it may be consolidated or any corporation resulting from any merger or consolidation to which the Warrant Agent shall be a party shall be the successor Warrant Agent under this Warrant Agreement without any further act.

7.4    Fees and Expenses of Warrant Agent.

7.4.1.    Remuneration. The Company agrees to pay the Warrant Agent reasonable remuneration in an amount separately agreed to between Company and Warrant Agent for its services as Warrant Agent hereunder and will reimburse the Warrant Agent upon demand for all expenditures that the Warrant Agent may reasonably incur in the execution of its duties hereunder. The fees must be paid upon execution of this Warrant Agreement, before any services hereunder commence. An invoice for any out-of-pocket and/or per item fees incurred will be rendered to and payable by the Company within fifteen (15) days of the date of said invoice. It is understood and agreed that all services to be performed by Warrant Agent shall cease if full payment for its services has not been received in accordance with the above schedule, and said services will not commence thereafter until all payment due has been received by Warrant Agent. If Company fails to pay any amounts due under this Warrant Agreement, Company shall, upon demand by Warrant Agent, pay interest at the rate of 1-1/2% per month (but in no event more than the highest interest rate allowable by law) on such delinquent amounts from the due date until the date of payment.

7.4.2.    Further Assurances. The Company agrees to perform, execute, acknowledge, and deliver or cause to be performed, executed, acknowledged, and delivered all such further and other acts, instruments, and assurances as may reasonably be required by the Warrant Agent for the carrying out or performing of the provisions of this Warrant Agreement.

7.5    Liability of Warrant Agent.

7.5.1.    Reliance on Company Statement. Whenever in the performance of its duties under this Warrant Agreement, the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a statement signed by the President of the Company and delivered to the Warrant Agent. The Warrant Agent may rely upon such statement for any action taken or suffered in good faith by it pursuant to the provisions of this Warrant Agreement.

7.5.2.    Indemnity. The Warrant Agent shall be liable hereunder only for its own gross negligence, willful misconduct or bad faith. The Company agrees to indemnify the Warrant Agent and save it harmless against any and all liabilities, including judgments, claims, losses, damages, costs and reasonable counsel fees, for anything done or omitted by the Warrant Agent in the execution of this Warrant Agreement except as a result of the Warrant Agent’s gross negligence, willful misconduct, or bad faith.

7.5.3.    Limitation of Liability.

(i)    Warrant Agent shall not be liable or deemed to be in default for any delay or failure to perform under this Warrant Agreement or any schedule resulting directly or indirectly from any cause beyond Warrant Agent’s reasonable control, including, without limitation, natural disasters, and failure of utilities or carriers.

(ii)    Warrant Agent’s aggregate liability for any and all damages arising from or relating to any and all claims and causes of action not covered by Section 8(a) in connection with the services provided under this Warrant Agreement or any schedule hereto (the “Services”), shall not exceed the lesser of: (i) the amount of actual damages incurred by Company; and (ii) an amount equal to the fees (excluding pass-through charges) paid by Company to Warrant Agent with respect to those Services giving rise to such claim or cause of action during the twelve (12) month period (or such lesser period if those Services have been provided for less than twelve (12) months) immediately preceding the date of occurrence of the event upon which a claim is asserted, less any amounts previously paid by Warrant Agent in satisfaction or settlement of other claims applicable to those Services giving rise to such claim or cause of action, regardless of the basis on which Company is entitled to claim damages (including, without limitation breach, negligence, misrepresentation, or other contract or tort claim) and shall constitute Company’s sole monetary remedy.

(iii)    NOTWITHSTANDING ANYTHING IN THIS WARRANT AGREEMENT TO THE CONTRARY, NEITHER PARTY TO THIS WARRANT AGREEMENT SHALL BE LIABLE TO THE OTHER PARTY FOR ANY CONSEQUENTIAL, INDIRECT, SPECIAL OR INCIDENTAL DAMAGES UNDER ANY PROVISION OF THIS WARRANT AGREEMENT OR FOR ANY CONSEQUENTIAL, INDIRECT, PUNITIVE, SPECIAL OR INCIDENTAL DAMAGES ARISING OUT OF ANY ACT OR FAILURE TO ACT HEREUNDER EVEN IF THAT PARTY HAS BEEN ADVISED OF OR HAS FORESEEN THE POSSIBILITY OF SUCH DAMAGES.

(iv)    This Section allocates the risks under this Warrant Agreement between Warrant Agent and Company and is viewed by the parties as an integral part of the business arrangement between them. The pricing and other terms and conditions of this Warrant Agreement and any schedule hereto reflect this allocation of risk and the limitations specified herein.

7.5.4.    Disputes. In the event any question or dispute arises with respect to the proper interpretation of this Warrant Agreement or the Warrant Agent’s duties hereunder or the rights of the Company or of any holder of a Warrant, the Warrant Agent shall not be required to act and shall not be held liable or responsible for refusing to act until the question or dispute has been judicially settled (and the Warrant Agent may, if it deems it advisable, but shall not be obligated to, file a suit in interpleader or for a declaratory judgment for such purpose) by final judgment rendered by a court of competent jurisdiction, binding on all parties interested in the matter which is no longer subject to review or appeal, or settled by a written document in form and substance satisfactory to the Warrant Agent and executed by the Company and each other interested party. In addition, the Warrant Agent may require for such purpose, but shall not be obligated to require, the execution of such written settlement by all the Warrant holders, as applicable, and all other parties that may have an interest in the settlement.

7.5.5.    Exclusions. The Warrant Agent shall have no responsibility with respect to the validity of this Warrant Agreement or with respect to the validity or execution of any Warrant (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Warrant Agreement or in any Warrant; nor shall it be responsible to make any adjustments required under the provisions of Section 4 hereof or responsible for the manner, method, or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment; nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Common Stock to be issued pursuant to this Warrant Agreement or any Warrant or as to whether any shares of Common Stock will when issued be valid and fully paid and nonassessable.

7.6    Acceptance of Agency. The Warrant Agent hereby accepts the agency established by this Warrant Agreement and agrees to perform the same upon the terms and conditions herein set forth and among other things, shall account promptly to the Company with respect to Warrants exercised and concurrently account for, and pay to the Company, all moneys received by the Warrant Agent for the purchase of shares of Common Stock through the exercise of Warrants.

8.    Miscellaneous Provisions.

8.1    Successors. All the covenants and provisions of this Warrant Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns.

8.2    Notices. Any notice, statement or demand authorized by this Warrant Agreement to be given or made by the Warrant Agent or by the holder of any Warrant to or on the Company shall be sufficiently given when so delivered if by hand or overnight delivery or if sent by certified mail or private courier service within five days after deposit of such notice, postage prepaid, addressed (until another address is filed in writing by the Company with the Warrant Agent), as follows:

9405 SW Gemini Drive

Beaverton, Oregon 97008

Attention: Chief Legal Officer

Email address: Robert.Chamness@digimarc.com

Any notice, statement or demand authorized by this Warrant Agreement to be given or made by the holder of any Warrant or by the Company to or on the Warrant Agent shall be sufficiently given when so delivered if by hand or overnight delivery or if sent by certified mail or private courier service within five days after deposit of such notice, postage prepaid, addressed (until another address is filed in writing by the Warrant Agent with the Company), as follows:

Broadridge Corporate Issuer Solutions, Inc.,

51 Mercedes Way

Edgewood, NY 11717

Attn: Corporate Actions Department

With a copy to:

Broadridge Financial Solutions, Inc.

2 Gateway Center

Newark, New Jersey 07102,

and a copy via email to legalnotices@broadridge.com

in each case, Attention: General Counsel

8.3    Applicable Law. The validity, interpretation, and performance of this Warrant Agreement and of the Warrants shall be governed in all respects by the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The Company hereby agrees that any action, proceeding or claim against it arising out of or relating in any way to this Warrant Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenience forum. Any such process or summons to be served upon the Company may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 8.2 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the Company in any action, proceeding or claim.

8.4    Persons Having Rights under this Warrant Agreement. Nothing in this Warrant Agreement expressed and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any person or corporation other than the parties hereto and the registered holders of the Warrants, any right, remedy, or claim under or by reason of this Warrant Agreement or of any covenant, condition, stipulation, promise, or agreement hereof. All covenants, conditions, stipulations, promises, and agreements contained in this Warrant Agreement shall be for the sole and exclusive benefit of the parties hereto and their successors and assigns and of the registered holders of the Warrants.

8.5    Examination of the Warrant Agreement. A copy of this Warrant Agreement shall be available at all reasonable times at the office of the Warrant Agent in the city of Edgewood, State of New York, for inspection by the registered holder of any Warrant. The Warrant Agent may require any such holder to submit his Warrant for inspection by it.

8.6    Counterparts. This Warrant Agreement may be executed in any number of original or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

8.7    Effect of Headings. The Section headings herein are for convenience only and are not part of this Warrant Agreement and shall not affect the interpretation thereof.

8.8    Amendments. This Warrant Agreement may be amended by the parties hereto without the consent of any registered holder for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective provision contained herein or adding or changing any other provisions with respect to matters or questions arising under this Warrant Agreement as the parties may deem necessary or desirable and that the parties deem shall not adversely affect the interest of the registered holders. All other modifications or amendments, including any amendment to increase the Exercise Price or shorten the Exercise Period, shall require the written consent of the Company and the Representative; provided, however, that the Company may extend the Exercise Period without the consent of any other person.

8.9    Severability. This Warrant Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Warrant Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Warrant Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

8.10    Force Majeure. In the event either party is unable to perform its obligations under the terms of this Warrant Agreement because of acts of God, strikes, natural disasters failure of carrier or utilities, equipment or transmission failure or damage that is reasonably beyond its control, or any other cause that is reasonably beyond its control, such party shall not be liable for damages to the other for any damages resulting from such failure to perform or otherwise from such causes. Performance under this Warrant Agreement shall resume when the affected party or parties are able to perform substantially that party’s duties.

8.11    Severability. If any provision of this Warrant Agreement shall be held invalid, unlawful, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired.

8.12    Confidentiality. Warrant Agent and the Company agree that all books, records, information and data pertaining to the business of the other party which are exchanged or received pursuant to the negotiation or the carrying out of this Warrant Agreement, including the fees for services set forth in the attached schedule, shall remain confidential and shall not be voluntarily disclosed to any third party (except the party’s attorneys, subcontractors, vendors, representatives, agents, advisors and affiliates), except with the written approval of the other party or as may be required by law or regulatory authority.

8.13    Survival. The applicable provisions of Sections 8 and 9 shall survive any termination of this Warrant Agreement.

8.14    Merger of Agreement. This Warrant Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject matter hereof whether oral or written; provided, however, that nothing herein contained shall amend, replace or supersede any agreement between the Company and Warrant Agent to act as the Company’s transfer agent which agreement shall remain in full force and effect.

8.15    GDPR and Territorial Limitation.

8.15.1.    To the extent Warrant Agent processes Personal Information that would constitute EU Personal Data as defined under Regulation (EU) 2016/679 (General Data Protection Regulation), Warrant Agent will comply with the provisions of the Warrant Agent GDPR Annex, found at https://www.broadridge.com/GDPR-Annex by using password ICS54903.

8.15.2.    The Services are intended for use in the United States. Except with respect to representations pertaining to the EU Personal Data as defined under Regulation (EU) 2016/679 (General Data Protection Regulation) in Section 9.15.1 Warrant Agent makes no representation that the Services are appropriate or available for use outside the United States, and access to the Services from territories where the Services are illegal is prohibited. Company is responsible for compliance with all local laws in connection with its use of the Services.

IN WITNESS WHEREOF, this Warrant Agreement has been duly executed by the parties hereto as of the day and year first above written.

DIGIMARC CORPORATION

By:	/s/ Charles Beck
Name: Charles Beck
Title: Chief Financial Officer, Executive President and Treasurer

BROADRIDGE CORPORATE ISSUER SOLUTIONS, INC.

By:	/s/ John P. Dunn
Name: John P. Dunn
Title: SVP

Exhibit A

FORM OF WARRANT CERTIFICATE

[Attached]

[Face of Warrant Certificate]

RESTRICTIVE LEGEND

THE SECURITIES EVIDENCED BY THIS CERTIFICATE AND THE UNDERLYING COMMON STOCK HAVE BEEN ISSUED AND SOLD WITHOUT REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES (A “STATE ACT”) IN RELIANCE UPON CERTAIN EXEMPTIONS FROM REGISTRATION UNDER SAID ACTS. THE SECURITIES EVIDENCED BY THIS CERTIFICATE CANNOT BE SOLD, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS SUCH SALE, ASSIGNMENT OR OTHER TRANSFER IS (I) MADE PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND IN ACCORDANCE WITH EACH APPLICABLE STATE ACT OR (II) EXEMPT FROM, OR NOT SUBJECT TO, THE SECURITIES ACT AND EACH APPLICABLE STATE ACT.

DIGIMARC CORPORATION

WARRANT CERTIFICATE

Warrant Shares: _______

Initial Exercise Date: ____________, 2022

THIS WARRANT CERTIFICATE certifies that, for value received, ___________________ or its assigns (the “Holder”) is entitled, at any time on or after the date hereof (the “Initial Exercise Date”) and on or prior to the Expiration Date but not thereafter, to subscribe for and purchase from Digimarc Corporation, an Oregon corporation (the “Company”), up to ______ shares (as subject to adjustment hereunder, the “Warrant Shares”) of Common Stock (the “Warrant”) upon the terms and subject to the limitations on exercise and the conditions set forth in this Warrant Certificate and the Warrant Agreement. The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price, as defined in the Warrant Agreement.

Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof, and such further provisions shall for all purposes have the same effect as though fully set forth herein.

IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be executed by its officer thereunto duly authorized as of the date first above indicated.

[Signature page follows]

(Signature Page to Warrant Certificate)

DIGIMARC CORPORATION

By:

Charles Beck

Chief Financial Officer, Executive Vice President, and Treasurer

(Signature Page to Warrant Certificate)

BROADRIDGE CORPORATE ISSUER SOLUTIONS, INC.

By:

Name:

Title:

(Signature Page to Warrant Certificate)

[Reverse of Warrant Certificate]

1.    Warrant Agreement. The Warrant evidenced by this Warrant Certificate is part of a duly authorized issue of Warrants issued pursuant to a Warrant Agency Agreement dated as of January 3, 2022 (the “Warrant Agreement”) between the Company and Broadridge Corporate Issuer Solutions, Inc. (the “Warrant Agent”), which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitations, obligations, duties and immunities thereunder of the Company, the Warrant Agent, and the Holder. In the event of an inconsistency or conflict between the terms of this Warrant and the Warrant Agreement, the terms of the Warrant Agreement shall prevail. All capitalized terms used and not defined herein shall have the meaning given to them in the Warrant Agreement.

2.    Exercise. This Warrant may be exercised during the Exercise Period by delivering, not later than 5:00 P.M., New York time, on any business day during the Exercise Period, to the Warrant Agent at its corporate trust department (i) an election to purchase the Warrant Shares underlying the Warrants to be exercised, in the form attached hereto and properly completed and executed by the Holder; and (ii) the Exercise Price for each Warrant to be exercised in lawful currency of the United States of America by certified or official bank check or by bank wire transfer in immediately available funds. The exercise of the Warrant is subject to certain further restrictions on exercise as described in the Warrant Agreement.

3.    Adjustments. The Warrant Agreement provides that, upon the occurrence of certain events, the number of Warrant Shares issuable upon the exercise of the Warrant and the Exercise Price shall be adjusted.

4.    No Fractional Shares. The Warrant may be exercised only in whole numbers of Warrant Shares. No fractional Warrant Shares are to be issued upon the exercise of the Warrant, but rather the number of Warrant Shares to be issued shall be rounded up or down, as applicable, to the nearest whole number.

5.    Transfer and Exchange. The Warrant Agent shall register the transfer of this Warrant Certificate upon the Warrant Register, upon surrender of such Warrant Certificate for transfer in accordance with the Warrant Agreement, subject to the requirements for transfer set forth in the Warrant Agreement. Upon any such transfer, a new Warrant Certificate representing an equal aggregate number of Warrants shall be issued and the old Warrant Certificate shall be cancelled by the Warrant Agent.

6.    Governing Law; Jurisdiction. The validity, interpretation, and performance of this Warrant Certificate and the Warrant Agreement shall be governed in all respects by the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The Company and the Holder, by acceptance of this Warrant, each hereby agrees that any action, proceeding or claim against it arising out of or relating in any way to this Warrant Certificate or the Warrant Agreement shall be brought and enforced in the courts of the

State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company and the Holder, by acceptance of this Warrant, each hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenience forum.

7.    No Rights as Stockholder Until Exercise. This Warrant Certificate does not entitle the Holder to any of the rights of a stockholder. The Holder, solely in its capacity as a holder of a Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company for any purpose (except to the extent that the Holder is the registered holder of share capital of the Company), nor shall anything contained in this Warrant Certificate or the Warrant Agreement be construed to confer upon a Holder, solely in its capacity as the Holder of a Warrant, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether a reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Shares which it is then entitled to receive upon the due exercise of a Warrant.

A copy of the Warrant Agreement has been made available to the Holder and an additional copy may be obtained by the Holder upon written request to the Company.

NOTICE OF EXERCISE

TO: DIGIMARC CORPORATION

1.    The undersigned hereby elects to purchase ________ Warrant Shares of the Company pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any. Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

2.    Payment shall take the form of lawful currency of the United States (Cash Exercise).

3.    Please issue said Warrant Shares in the name of the undersigned or in such other name as is specified below:

The Warrant Shares shall be delivered to the following DWAC Account Number:

[SIGNATURE OF HOLDER]

Name of Investing Entity:

Signature of Authorized Signatory of Investing Entity:

Name of Authorized Signatory:

Title of Authorized Signatory:

Date:

ASSIGNMENT FORM

(To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to purchase shares.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to:

Name:
(Please Print)

Address:

(Please Print)

Phone Number:

Email Address:

Dated:

Holder’s Signature:

Holder’s Address: